UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2003

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)

3280 Bayshore Boulevard Brisbane, CA 94005
(Address of registrant’s principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Item 5.                     Other Events and Regulation FD Disclosure.

On June 30, 2003, InterMune, Inc. (the “Company”) issued a press release entitled “InterMune Announces Executive Management Change,” announcing that William R. Ringo has been appointed by the Company’s Board of Directors to serve as Executive Chairman and interim Chief Executive Officer, following the resignation of Scott Harkonen, M.D. as the Company’s President and Chief Executive Officer.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.                     Financial Statements and Exhibits.

(c)                    Exhibits.

Number	Description

99.1	Press Release entitled “InterMune Announces Executive Management Change,” dated June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMUNE, INC.

Dated: July 1, 2003	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

EXHIBIT INDEX

Number	Description

99.1	Press Release entitled “InterMune Announces Executive Management Change,” dated June 30, 2003.